Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-151841) on Form S-8 of our report dated June 3, 2022, which appears in this annual report on Form 11-K of the H.B. Fuller Company 401(k) & Retirement Plan for the year ended December 31, 2021.

By: /s/ Baker Tilly US, LLP

Minneapolis, Minnesota
June 3, 2022